            SHAREHOLDER MEETING REPORT

A special Meeting of the Funds' shareholders was held on December 17, 2010; at this meeting the shareholders were asked to vote on the election of ten directors to the Board of Directors and the approval of the New Advisory
Agreement with Nuveen Asset Management and an investment sub-advisory agreement between Nuveen Asset Management and Nuveen Asset Management, LLC.

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                           NUVEEN CORE                NUVEEN HIGH               NUVEEN INFLATION        NUVEEN INTERMEDIATE      NUVEEN INTERMEDIATE         NUVEEN SHORT         NUVEEN TOTAL RETURN
                                                            BOND FUND              INCOME BOND FUND        PROTECTED SECURITIES FUND    GOVERNMENT BOND FUND       TERM BOND FUND           TERM BOND FUND             BOND FUND
                                                          Common Shares              Common Shares               Common Shares             Common Shares            Common Shares           Common Shares            Common Shares
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
APPROVAL OF THE BOARD MEMBERS WAS REACHED AS FOLLOWS:

Robert P. Bremner
   For                                                            90,293,138                   42,823,479                  14,582,087              15,298,205               54,565,920              56,297,504               53,708,705
   Withhold                                                          964,873                       96,709                      25,333                  37,278                  222,989                 248,560                   81,099
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
      Total                                                       91,258,011                   42,920,188                  14,607,420              15,335,483               54,788,909              56,546,064               53,789,804
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

Jack B. Evans
   For                                                            90,328,064                   42,775,323                  14,584,473              15,263,028               54,574,661              56,340,828               53,672,984
   Withhold                                                          929,947                      144,865                      22,947                  72,455                  214,248                 205,236                  116,820
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
      Total                                                       91,258,011                   42,920,188                  14,607,420              15,335,483               54,788,909              56,546,064               53,789,804
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

William C. Hunter
   For                                                            90,333,839                   42,823,814                  14,584,473              15,298,781               54,579,109              56,340,828               53,672,984
   Withhold                                                          924,172                       96,374                      22,947                  36,702                  209,800                 205,236                  116,820
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
      Total                                                       91,258,011                   42,920,188                  14,607,420              15,335,483               54,788,909              56,546,064               53,789,804
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

David J. Kundert
   For                                                            90,290,839                   42,828,452                  14,582,163              15,298,205               54,526,189              56,283,360               53,711,404
   Withhold                                                          967,172                       91,736                      25,257                  37,278                  262,720                 262,704                   78,400
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
      Total                                                       91,258,011                   42,920,188                  14,607,420              15,335,483               54,788,909              56,546,064               53,789,804
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

William J. Schneider
   For                                                            90,295,443                   42,828,818                  14,582,087              15,295,478               54,528,051              56,283,360               53,711,404
   Withhold                                                          962,568                       91,370                      25,333                  40,005                  260,858                 262,704                   78,400
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
      Total                                                       91,258,011                   42,920,188                  14,607,420              15,335,483               54,788,909              56,546,064               53,789,804
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

Judith M. Stockdale
   For                                                            90,363,785                   42,831,363                  14,586,428              15,298,205               54,572,582              56,340,180               53,674,679
   Withhold                                                          894,226                       88,825                      20,992                  37,278                  216,327                 205,884                  115,125
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
      Total                                                       91,258,011                   42,920,188                  14,607,420              15,335,483               54,788,909              56,546,064               53,789,804
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

Carole E. Stone
   For                                                            90,354,616                   42,769,794                  14,586,352              15,262,452               54,572,431              56,329,668               53,675,683
   Withhold                                                          903,395                      150,394                      21,068                  73,031                  216,478                 216,396                  114,121
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
      Total                                                       91,258,011                   42,920,188                  14,607,420              15,335,483               54,788,909              56,546,064               53,789,804
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

Virginia L. Stringer
   For                                                            90,071,779                   42,825,979                  14,584,118              15,298,205               54,203,402              56,272,270               53,711,404
   Withhold                                                        1,186,232                       94,209                      23,302                  37,278                  585,507                 273,794                   78,400
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
      Total                                                       91,258,011                   42,920,188                  14,607,420              15,335,483               54,788,909              56,546,064               53,789,804
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

Terence J. Toth
   For                                                            90,308,890                   42,750,035                  14,584,473              15,263,028               54,572,582              56,326,765               53,708,349
   Withhold                                                          949,121                      170,153                      22,947                  72,455                  216,327                 219,299                   81,455
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
      Total                                                       91,258,011                   42,920,188                  14,607,420              15,335,483               54,788,909              56,546,064               53,789,804
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

John P. Amboian
   For                                                            90,308,630                   42,812,258                  14,584,473              15,296,054               54,573,090              56,316,726               53,714,191
   Withhold                                                          949,381                      107,930                      22,947                  39,429                  215,819                 229,338                   75,613
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
      Total                                                       91,258,011                   42,920,188                  14,607,420              15,335,483               54,788,909              56,546,064               53,789,804
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

APPROVAL OF THE INVESTMENT ADVISORY AGREEMENT WITH NUVEEN ASSET MANAGEMENT AND
AN INVESTMENT SUB-ADVISORY AGREEMENT BETWEEN NUVEEN ASSET MANAGEMENT AND NUVEEN
ASSET MANAGEMENT, LLC.

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

   For                                                            84,701,158                   39,254,456                  13,211,937              14,025,405               52,914,467              50,401,541               50,264,660
   Against                                                           167,783                       69,703                      48,188                  12,995                  110,514                 150,981                   74,869
   Abstain                                                           874,527                       68,372                       9,817                  15,586                   62,269                  86,129                  145,615
   Non-Vote                                                        5,514,543                    3,527,657                   1,337,478               1,281,497                1,701,659               5,907,413                3,304,660
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
      Total                                                       91,258,011                   42,920,188                  14,607,420              15,335,483               54,788,909              56,546,064               53,789,804
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------